Exhibit 24





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Portland General Corporation's previously filed Registration Statement No. 33-25466 on Form S-3, Registration Statement No.33-27462 on Form S-8, Registration Statement
No. 33-31441 on Form S-8, Registration Statement No. 33-40943 on Form S-8, Registration Statement No. 33-62514 on Form S-3, Registration Statement
No. 33-49811 on Form S-8 and Registration Statement No.33-50637 on Form
S-3.



Portland, Oregon,
February 28, 1994                            ARTHUR ANDERSEN & CO.



Exhibit (24)




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Portland General
Electric Company's previously filed Registration Statement No. 33-44114 on Form S-3 and Registration Statement No. 33-46358 on Form S-3.



Portland, Oregon,
February 28, 1994                     ARTHUR ANDERSEN & CO.